As filed with the Securities and Exchange Commission on May 6, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

                 CALIFORNIA                      94-2862863
          (State of incorporation) (I.R.S. Employer Identification No.)

                                 75 ROWLAND WAY
                                NOVATO, CA 94945
                    (Address of principal executive offices)
                             -----------------------

                          1993 EMPLOYEE INCENTIVE PLAN
                         COMMON STOCK PURCHASE WARRANTS
                           (Full titles of the Plans)
                             -----------------------

                                   Martin Wade
                             Chief Executive Officer
                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
                                 75 ROWLAND WAY
                                NOVATO, CA 94945
                                 (415) 878-4000
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------

Page 1 of [] Pages
Exhibit Index on Page []
(Calculation of Registration Fee on following page)



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



                           --------------------------------------------------------------------------------
                                                    CALCULATION OF REGISTRATION FEE
                           --------------------------------------------------------------------------------


------------------------- ----------------------- ----------------------- ----------------------- -----------------------
 TITLE OF SECURITIES TO        AMOUNT TO BE          PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
     BE REGISTERED            REGISTERED (1)        OFFERING PRICE PER      AGGREGATE OFFERING       REGISTRATION FEE
                                                          SHARE                   PRICE
------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Common Stock, $0.0001              6,400,413             $7.00(2)               $4,596,552                  $423
par value
------------------------- ----------------------- ----------------------- ----------------------- -----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan and warrants registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Stock Options and Warrants previously granted and registered as part of this filing, range in price from $0.20 to $10.19. Proposed maximum price for ungranted stock options estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee, based upon the average of the bid and ask prices reported on the Nasdaq OTC Bulletin Board for Registrant's Common Stock on April 17, 2003.




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



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (Commission File No. 000-15949).

(b) All other reports filed by IMSI pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2002.

(c) The description of IMSI's common stock, contained in IMSI's registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

(d) All documents filed by IMSI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Bylaws reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.


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

Item 8.           EXHIBITS.

Exhibit Number
   ------

5.1      Opinion of Niesar & Diamond LLP
23.1     Consent of Independent Auditors
23.2     Consent of Niesar & Diamond LLP (included in Exhibit 5.1).
24.1     Power of Attorney (see page 5).


SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, International Microcomputer Software, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on May 6, 2003.


                                    International Microcomputer Software, Inc.


                                    By:  /s/ Martin Wade III
                                    ------------------
                                    Martin Wade III
                                    Chief Executive Officer






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



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin Wade III as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that the said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                                     Date
          ---------                              -----                                     ----
/s/ Martin Wade III             Chief Executive Officer (Principal Executive Officer),   May 6, 2003
----------------------          Director
Martin Wade III

/s/ William Bush                Chief Financial Officer (Principal Financial Officer,    May 6, 2003
----------------------          Principal Accounting Officer)
William Bush

/s/ Bruce Galloway              Director                                                 May 6, 2003
----------------------
Bruce Galloway

/s/ Evan Binn                   Director                                                 May 6, 2003
----------------------
Evan Binn

/s/ Robert Falcone              Director                                                 May 6, 2003
----------------------
Robert Falcone

/s/ Richard Berman              Director                                                 May 6, 2003
----------------------
Richard Berman

/s/ Robert Mayer                Director                                                 May 6, 2003
----------------------
Robert Mayer

/s/ Donald Perlyn               Director                                                 May 6, 2003
----------------------
Donald Perlyn


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



                                INDEX TO EXHIBITS


Exhibit Number
    ------

5.1      Opinion of Niesar & Diamond LLP

23.1     Consent of Independent Auditors

23.2     Consent of Niesar & Diamond LLP
         (included in Exhibit 5.1)

24.1     Power of Attorney (see page [])



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